THE EASTERN COMPANY
                                112 Bridge Street
                                  P.O. Box 460
                            Naugatuck, CT 06770-0460

                           --------------------------


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 April 28, 1999
                            -------------------------




      The Annual Meeting of shareholders of The Eastern Company ("Eastern" or the "Company") will be held on April 28, 1999 at 11:00 a.m., local time, at the office of the Company, 112 Bridge Street, Naugatuck, Connecticut 06770-0460, for the following purposes:

      1. To elect three directors.
      2. To approve the appointment by the Board of Directors of Ernst & Young LLP as independent auditors to audit the consolidated financial statements of the Company and its subsidiaries for the current fiscal year.
      3. To transact such other business as may properly come before the meeting or any adjournment thereof.

      The Board of Directors has fixed February 26, 1999 as the record date for the determination of common shareholders entitled to notice of, and to vote at the Annual Meeting or any adjournment thereof.

      Your vote is very important. Whether or not you plan to attend the Annual Meeting, we urge you to sign, date and return the enclosed white proxy card promptly in the postpaid return envelope that is provided. If you attend the meeting and desire to vote in person, your proxy will not be used.

      All shareholders are cordially invited to attend the meeting, and management looks forward to seeing you there.

By order of the Board of Directors,

Donald E. Whitmore, Jr.
Secretary


March 15, 1999

                                PROXY STATEMENT

                                       of

                               THE EASTERN COMPANY

                     for the Annual Meeting of Shareholders
                          To Be Held on April 28, 1999

      The Board of Directors of The Eastern Company ("Eastern" or the "Company") is furnishing this proxy statement in connection with the solicitation of proxies for use at the 1999 Annual Meeting of Shareholders and at any adjournment thereof. This proxy statement is first being furnished to shareholders on or about March 15, 1999.


           GENERAL INFORMATION REGARDING VOTING AT THE ANNUAL MEETING

      The Board has fixed the close of business on February 26, 1999 as the record date ("Record Date") for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, there were 2,438,575 outstanding shares of Eastern common stock ("Common Shares") with each Common Share entitled to one vote.

      The presence, in person or by proxy, of holders of a majority of the voting power of the Common Shares entitled to vote at the Annual Meeting is necessary to constitute a quorum.

      Shares represented by Eastern's proxy card will be voted at the Annual Meeting, either in accordance with the directions indicated on the proxy card, or, if no directions are indicated, in accordance with the recommendations of the Board contained in this Proxy Statement and on the form of proxy. If a proxy is signed and returned without specifying choices, the Common Shares represented thereby will be voted (1) FOR the proposal to elect Messrs. Everets, Leganza and Robinson to the Board of Directors and (2) FOR the appointment of independent auditors. The Company is not aware of any matters other than those set forth herein which will be presented for action at the Annual Meeting. If other matters should be presented, the persons named in the proxy intend to vote such proxies in accordance with their best judgment.

     A shareholder may revoke the appointment of a proxy by making a later appointment or by giving notice of revocation to The Eastern Company, 112 Bridge Street, P.O. Box 460, Naugatuck, CT 06770-0460. Attendance at the Annual Meeting does not in itself revoke the appointment of a proxy; however, it may be revoked by giving notice in open meeting. A revocation made during the Annual Meeting after the polls have been closed will not affect the previously taken vote.

Solicitation of Proxies

      The cost of solicitation of proxies will be borne by the Company. This solicitation by mail to the Company's shareholders (including this proxy statement and the enclosed proxy) began on approximately March 15, 1999. In addition to this solicitation by mail, officers and regular employees of the Company and its subsidiaries may make solicitation by mail, telephone or personal interviews, and arrangements may be made with companies, brokerage firms, and others to forward proxy material to their principals. The Company will defray the expenses of such additional solicitations.

Voting at the Annual Meeting

      A plurality of the votes duly cast is required for the election of directors. Each of the other matters to be acted upon at the Annual Meeting will be approved if the votes cast in favor of the matter exceed the votes cast opposing the matter.

      Under Connecticut law, an abstaining vote is considered to be present but is not deemed to be a vote cast. As a result, abstentions and broker "non-votes" are not included in the tabulation of the voting results on the election of directors or the other matters to be acted on at the Annual Meeting, each of which requires the approval of a plurality or majority of the votes cast, and therefore do not have the effect of votes in opposition in such tabulations. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker "non-votes" and shares as to which a shareholder abstains are included for purposes of determining whether a quorum is present at the Annual Meeting.

      The Board of Directors recommends voting:

         FOR the election of Messrs. Everets, Leganza and Robinson as directors. FOR the appointment of Ernst & Young LLP as independent auditors.

                                  Item No. 1

                              ELECTION OF DIRECTORS

      At the meeting, two directors will be elected to serve for three-year terms which expire in 2002 and until their successors are elected and qualified. Mr. John W. Everets and Mr. Leonard F. Leganza, whose terms expire in 1999, are nominees for election at the meeting to these directorships. One director will be elected to serve a one-year term expiring in 2000 and until his successor is elected and qualified. Mr. David C. Robinson, whose term expires in 1999, is the nominee for election at the meeting to this directorship.

      Unless otherwise specified in your proxy, the persons with power of substitution named in the proxy card will vote your shares FOR the Company's nominees named below. If any of such nominees are unable or unwilling to accept nomination, the proxies will be voted for the election of such other persons as may be recommended by the Nominating Committee of the Board of Directors. The Board of Directors, however, has no reason to believe that any of the Company's nominees will be unavailable for election at the Annual Meeting. Approval of this resolution requires the affirmative vote of a plurality of the votes duly cast by the shares at the meeting which are entitled to vote on the matter.

      In accordance with the Company's certificate of incorporation provision concerning the three classes of directors, the term of one director to be elected at the meeting will expire in the year 2000 so that the number of directors in each class will be equal.

      The Board of Directors recommends a vote FOR the election of Messrs. Everets, Leganza and Robinson as directors.

      Mr. Russell G. McMillen, age 80, has served as a director of the Company since 1959, and is the retired chairman of the Board of Directors of the Company. Mr. McMillen is not seeking re-election to the Board of Directors at the Annual Meeting. However, with respect to his long service and experience with the Company, the Board of Directors will appoint Mr. McMillen as an Emeritus Director. As an Emeritus Director, Mr. McMillen will be invited to attend meetings of the Board of Directors and any committees thereof to which he may be appointed, to participate in the discussions held at such meetings, and to receive the compensation which he would receive if he were an elected director of the Company. However, he will not have the authority to vote at any meetings of the Board of Directors or any committees thereof.

      Each director has furnished the biographical information set forth below with respect to his present principal occupation, business and other affiliations, and beneficial ownership of equity securities of the Company. Unless otherwise indicated, each director has been employed in the principal occupation or employment listed for at least the past five years.

             COMPANY NOMINEE FOR ELECTION AT THE 1999 ANNUAL MEETING
                      FOR A ONE-YEAR TERM EXPIRING IN 2000

                                                                                       Common
                                                                                        Stock
                                                                                    Beneficially
Name, Age and Positions         Principal Occupation                                 Owned as of      Percentage
  Presently Held with          During Past Five Years:                 Director      February 26,         of
     The Company                 Other Directorships                     Since           1999           Class

David C. Robinson, 56         President of The Robinson                  1990           49,049           1.8%
  Director 1,2                Company, Waterbury, CT
                               Director: Engineered Sinterings
                                         and Plastics Inc.

            COMPANY NOMINEES FOR ELECTION AT THE 1999 ANNUAL MEETING
                     FOR A THREE-YEAR TERM EXPIRING IN 2002

                                                                                       Common
                                                                                        Stock
                                                                                    Beneficially
Name, Age and Positions         Principal Occupation                                 Owned as of      Percentage
  Presently Held with          During Past Five Years:                 Director      February 26,        of
     The Company                 Other Directorships                     Since           1999          Class

John W. Everets, 52           Chairman of H.P.S.C. Inc.                  1993           37,916          1.4%
  Director 2,3,4              Boston, MA
                              (Financial Services)
                                Director: H.P.S.C. Inc.
Crown/Northcorp Inc.
Dairymart

Leonard F. Leganza, 68        President and Chief Executive              1981           89,960          3.4%
  Director and President and  Officer of the Company
  Chief Executive Officer     Financial and Business
  of the Company 1,4          Consultant
                              Farmington, CT
                                Director: American Republican, Inc.

                  CONTINUING DIRECTOR (TERM TO EXPIRE IN 2000)

                                                                                       Common
                                                                                        Stock
                                                                                    Beneficially
Name, Age and Positions        Principal Occupation                                  Owned as of     Percentage
  Presently Held with         During Past Five Years:                  Director      February 26,        of
     The Company                Other Directorships                      Since           1999          Class

Donald S. Tuttle III, 50      Vice President and Account Executive,      1988           40,344          1.5%
  Director 1,3                Paine Webber, Middlebury, CT
                              (Brokerage)

                 CONTINUING DIRECTORS (TERMS TO EXPIRE IN 2001)

                                                                                      Common
                                                                                       Stock
                                                                                   Beneficially
Name, Age and Positions        Principal Occupation                                 Owned as of      Percentage
    Presently Held with       During Past Five Years:                  Director     February 26,         of
     The Company               Other Directorships                       Since          1999            Class

Charles W. Henry, 49          Partner                                    1989          39,279           1.5%
  Director 1,3,4              Kernan & Henry
                              Waterbury, CT
                              (Law Firm)

Donald E. Whitmore, Jr., 63   Executive Vice President, Chief            1980          42,094           1.6%
  Director and Executive Vice Financial Officer and Secretary
  President, Chief Financial  of the Company
  Officer and Secretary
  of the Company

   1  Member of the Executive Committee
   2  Member of the Compensation Committee
   3  Member of the Audit Committee
   4  Member of the Nominating Committee

                                   Item No. 2

                       APPOINTMENT OF INDEPENDENT AUDITORS

      The services of Ernst & Young LLP for the fiscal year ended January 2,1999 included an audit of the consolidated financial statements of the Company and its subsidiaries; assistance and consultations in connection with filing the Form 10-K annual report with the Securities and Exchange Commission; consultation on financial accounting and reporting matters; and meetings with the Audit Committee of the Board of Directors.

      All audit services provided by Ernst & Young LLP for 1998, which were similar to the audit services provided in prior years, were approved by the Audit Committee in advance of the work being performed.

      The Board of Directors recommends continuing the services of this firm for the current fiscal year. Accordingly, the Board of Directors will recommend at the meeting that the shareholders approve the appointment of the firm of Ernst & Young LLP to audit the consolidated financial statements of the Company for the current year.

      The proposal to appoint Ernst & Young LLP as independent auditors will be approved if at the Annual Meeting at which a quorum is present, the votes cast in favor of the proposal exceed the votes cast opposing the proposal.

      Representatives of Ernst & Young LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so, as well as respond to questioning.

      The Board of Directors recommends a vote FOR the appointment of Ernst & Young LLP as independent auditors.

              SECURITY OWNERSHIP OF CERTAIN BENEFICIAL SHAREHOLDERS

      The following table sets forth information, as of February 26, 1999 (unless a different date is specified in the notes to the table), with respect to (a) each person known by the Board of Directors of the Company to be the beneficial owner of more than 5% of the Company's outstanding Common Shares, (b) each current director of the Company, (c) each of the Named Officers (as hereinafter defined) and (d) all directors and executive officers of the Company as a group:

                                                             Amount and nature
                                                               of beneficial               Percent of
              Shareholder                                      ownership (a)                class (b)

BankBoston, N.A. as trustee under The                             216,855                    8.1%
Eastern Company Pension Plan for Salaried Employees (c)
81 West Main Street
Waterbury, CT  06702

Dimensional Fund Advisors, Inc. (d)                               140,200                    5.3%
1299 Ocean Avenue, Suite 650
Santa Monica, CA  90401

BankBoston Corporation or one of its nominees (e)                 143,971                    5.4%
100 Federal Street
Boston, MA 02110

Salomon, Smith, Barney (f)                                        153,118                    5.8%
333 West 34th Street
New York, NY 10001

John W. Everets                                                    37,916                    1.4%

Charles W. Henry                                                   39,279                    1.5%

Leonard F. Leganza                                                 89,960                    3.4%

David C. Robinson                                                  49,049                    1.8%

Donald S. Tuttle, III                                              40,344                    1.5%

Donald E. Whitmore, Jr.                                            42,094                    1.6%


Russell G. McMillen (g)                                           135,312                    5.1%

All directors and executive officers as a group (7 persons)       433,954 (h)               16.3%

      (a) The Securities and Exchange Commission has defined "beneficial owner" of a security to include any person who has or shares voting power or investment power with respect to any such security or who has the right to acquire beneficial ownership of any such security within 60 days. Unless otherwise indicated, (i) the amounts owned reflect direct beneficial ownership, and (ii) the person indicated has sole voting and investment power. Amounts shown include the number of Common Shares subject to outstanding options under the Company's stock option plans that are exercisable within 60 days. Reported shareholdings include, in certain cases, shares owned by or in trust for a director's or nominee's spouse, and in which all beneficial interest has been disclaimed by the director or the nominee.

      (b) The percentages shown are calculated on the basis that outstanding shares include Common Shares subject to outstanding options under the Company's stock option plans that are exercisable by directors and executive officers within 60 days.

      (c) Reported shareholdings as of January 29, 1999. The Eastern Company, in accordance with its fiduciary responsibilities, will provide BankBoston, N.A., as trustee of the salaried pension plan, with voting instructions for the Common Shares held in this trust.

      (d) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 140,200 Common Shares per schedule 13G filed as of February 11, 1999, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

     (e)   Reported shareholdings per Schedule 13G filed February 16, 1999.

     (f)   Reported shareholdings as of January 29, 1999.

     (g)   Emeritus Director of the Company.

     (h) Directors and Executive Officers (including the Emeritus Director) have sole voting and investment powers as to 433,954 shares (16.3% of the outstanding stock). Also included are stock options for 223,500 shares deemed exercised solely for purposes of showing beneficial ownership by such group.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and with the American Stock Exchange. Directors, officers and greater-than-10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports that they file. Based solely on its review of copies of such reports filed with the SEC since January 1998, or written representations from certain reporting persons that no such reports were required for those persons, the Company believes that all persons subject to the reporting requirements of Section 16(a) have filed the required reports on a timely basis.


                      COMMITTEES OF THE BOARD OF DIRECTORS

      The Company's Board of Directors has four standing committees: an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating Committee. During 1998, the Board of Directors had nine (9) meetings. During 1998 each Director attended at least 75 percent or more of those meetings and the meetings of committees on which he served.

      Executive Committee. The Executive Committee, acting with full authority of the Board of Directors, approves minutes, monthly operating reports, capital expenditures, banking matters, and other issues requiring immediate attention. Executive Committee meetings are generally scheduled when necessary. During 1998, two (2) Executive Committee Meetings were held.

      Audit Committee. The Audit Committee is responsible for reviewing the plan and scope of the audit, the Company's audited financial statements and other audit matters. During 1998, two (2) Audit Committee Meetings were held.

      Compensation Committee. The Compensation Committee is responsible for establishing management compensation and all related matters, as well as selecting the employees to be granted stock options. It had four (4) meetings in 1998.

      Nominating Committee. The Nominating Committee which is responsible for making recommendations to the Board of Directors as to board size and to nominate prospective candidates to serve as Directors, did not meet in 1998. The Nominating Committee will consider candidates recommended by other Directors and in writing from shareholders.

                             EXECUTIVE COMPENSATION

                           Summary Compensation Table

      The following information relates to annual and long-term compensation for services to the Company in all capacities for the fiscal years ended January 2, 1999, January 3, 1998 and December 28, 1996 of those persons who, at January 2, 1999 were (i) the Chief Executive Officer and (ii) the only other executive officer of the Company (collectively the "Named Officers").


                                        ANNUAL COMPENSATION                     LONG TERM COMPENSATION


                                                                                     AWARDS            PAYOUTS

                                                                Other        Restricted   Securities
  Name and Principal                                            Annual         Shares     Underlying     LTIP      All Other
  Position as of                   Salary (1)     Bonus (2)  Compensation      Awards    Options/SARs   Payouts  Compensation
  January 2, 1999          Year       ($)          ($)           ($)            ($)          (#)          ($)         ($)

  Leonard F. Leganza       1998    $225,000      $184,500      $1,449           --          30,000        --      $ 3,200(4)
   Director,               1997    $147,808(3)   $118,246      $1,552           --          45,000        --      $   565(4)
   President and CEO       1996       --            --           --             --            --          --          --

  Donald E. Whitmore, Jr.  1998    $140,000(5)   $114,800      $1,456           --            --          --      $ 2,803(4)
   Director, Executive     1997    $137,596      $110,077      $1,556       $134,063(6)       --          --      $ 1,376(4)
   Vice President,         1996    $130,500        --          $1,556           --            --          --      $ 1,305(4)
   CFO and Secretary



(1) 1997 consisted of 53 weeks, while 1998 and 1996 consisted of 52 weeks. Salaries were paid on that basis.

(2) Bonuses are reported in the year earned. Payment is normally made the following year.

(3) Mr. Leganza became President and Chief Executive Officer on April 23, 1997 at an annual salary of $210,000.

(4) Mr. Leganza and Mr. Whitmore participated in the company's 401(k) program and received company contributions under the provisions of the plan.

(5) Mr. Whitmore has been an Executive Officer of the Company since 1977.

(6) Mr. Whitmore was granted 7,500 shares of restricted stock on December 16, 1997. The fair market value of the Company Common Shares on the date of grant of the restricted stock was $17.875. In general, the restrictions will lapse on December 28, 2002. However, the restrictions on the shares may lapse on earlier dates if certain performance goals based on the earnings per share of the Company Common Shares are achieved. The restrictions will also lapse in the event an unfriendly change in control occurs. The fair market value of the estricted stock as of January 2, 1999 was $25.25 per share or $189,375 in total. Dividends are paid on shares of restricted stock.

               Aggregated Option/SAR Exercises in Last Fiscal Year
                      and Fiscal Year-End Option/SAR Values


                                                                 Number of Securities        Value of
                                                                      Underlying            Unexercised
                                                                      Unexercised          In-the-Money
                                  Shares                             Options/SARs          Options/SARs
                                Acquired on         Value            at FY-End(#)        at FY-End ($) (i)
  Name                         Exercise (#)     Realized ($)        All Exercisable       All Exercisable

  Leonard F. Leganza                ___              ___                86,250                $701,288
  CEO & President


  Donald E. Whitmore, Jr.          3,000        $45,750 (ii)             7,000                $111,125
  Executive Vice President,
  CFO and Secretary

 (i) Based on the fair market value of the Company Common Shares on January 2, 1999 of $25.25 per share and the option exercise prices ranging from $9.08 to $21.00 per share.
 (ii) Based on the fair market value of the Company Common Shares on November 20, 1998 of $24.625 per share and the option exercise price of $9.375 per share.

                                  PENSION PLANS

Retirement Benefits

      The Company maintains a pension plan for salaried employees. Under the plan, the amount of a member's annual normal retirement benefit is equal to one percent (1%) of total annual compensation applicable to each year of service and the sum of one half of one percent (0.5%) of average annual compensation plus one half of one percent (0.5%) of average annual compensation in excess of $10,000, multiplied by years of service not in excess of thirty (30). Average annual compensation means the average of the member's annual compensation for the five (5) consecutive calendar years prior to retirement, which result in the highest average.

      As of January 2, 1999, Messrs. Leganza and Whitmore had 1 and 33 years of service respectively. The estimated annual retirement benefit payable to Messrs. Leganza and Whitmore are $9,833 and $72,603 respectively. This benefit is based on the five yeacertain form of annuity.

     The Company has adopted an unfunded supplemental retirement plan (the "SERP") for the benefit of Mr. Leganza. Under the terms of the SERP, Mr. Leganza will receive a monthly retirement benefit equal to the excess of:
(a) the benefit he would be entitled to receive under the Company's qualified pension plan, based on the assumption that Mr. Leganza was fully vested under the plan and without regard to the limitations on benefits imposed by the Internal Revenue Code; over (b) the benefit which he is actually entitled to receive under the Company's qualified pension plan, subject to the plan's vesting schedule and the limitations on benefits imposed by the Internal Revenue Code. The monthly retirement benefit under the SERP will begin at the time of Mr. Leganza's termination of employment. The benefit will be paid as an annuity over Mr. Leganza's life, with 60 monthly payments guaranteed. However, if Mr. Leganza is married at the time benefits start, his benefits will be actuarially adjusted and will be paid over his life with the provision that, at the time of his death, 50% of the amount payable to him during his lifetime will be paid to his surviving spouse for the remainder of her lifetime. The SERP also provides for the payment of benefits in the event of Mr. Leganza's death or disability while employed.

SIP Plan

      The Company maintains a savings and investment plan (the "SIP Plan") for eligible employees. An eligible employee who is participating in the SIP Plan may execute a salary reduction agreement requiring the Company to reduce his or her taxable earnings by an amount of from 1% to 18% (but not in excess of $10,000 for calendar year 1998), and to contribute that amount to the SIP Plan. If an employee executes such a salary reduction agreement, the Company will make a matching contribution to the SIP Plan on behalf of the employee. For 1998 the matching contribution equaled 50% of that portion of an employee's salary reduction contribution which did not e xceed 4% of his or her earnings. An employee is fully vested in his or her salary reduction contributions and the earnings on those contributions. An employee will become vested in any matching contributions, and the earnings thereon, over a period of years, with full vesting after completing five years of service or upon reaching age 65.
Employees who are participating in the SIP Plan may direct that their account balances be invested in one or more investment options offered under the plan.

                            EXECUTIVE INCENTIVE PLAN

      During 1998, the Company's officers were eligible to earn an incentive bonus. The amount of the incentive bonus was subject to a maximum of 82% of base pay, for the President and Executive Vice President, and a maximum of 50% of base pay for the Treasurer. The incentive was tied exclusively to corporate earnings per share. All other Vice Presidents and Division Managers were eligible to earn a portion of their incentive bonus based on corporate earnings per share, subject to a maximum of 8.2% of base pay. The rest of their incentive bonus, with an unlimited potential, was based on achieving their respective division or group targets.

      Effective for 1999 the Executive Incentive Plan has been modified to include higher targeted earnings' levels. The President and Executive Vice President may receive an incentive subject to a maximum of 100% of base pay. The Treasurer has a maximum of 50% of base pay. All other Vice Presidents and Division Managers will earn a portion of their incentive bonus based on corporate earnings per share subject to a maximum of 8.2% of base pay. The rest of their incentive bonus, with unlimited potential, will be based on achieving their respective division or group earnings targets.

                                  STOCK OPTIONS

      On April 27, 1983, the shareholders approved the Incentive Stock Option Plan (the "1983 Plan"), which by its terms expired on February 9, 1993. No additional options may be granted under the 1983 Plan. However, options previously granted remain exercisable in accordance with their terms.

      On April 26, 1989, the shareholders approved The Eastern Company 1989 Executive Stock Incentive Plan (the "1989 Plan"), which by its terms expired on February 7, 1999. No additional options may be granted under the 1989 Plan. However, options previously granted remain exercisable in accordance with their terms.

      On April 26, 1995, the shareholders approved The Eastern Company 1995 Executive Stock Incentive Plan (the "1995 Plan"), which by its terms will expire either on February 8, 2005 or upon any earlier termination date established by the Board of Directors. The 1995 Plan authorizes the granting of incentive stock options and non-qualified stock options to purchase shares of common stock and the granting of shares of restricted stock. The Compensation Committee of the Company's Board of Directors will determine the restrictions which will apply to shares of restricted stock granted under the 1995 Plan. Awards may be granted to salaried officers and other key employees of the Company, whether or not such employees are also serving as directors of the Company. The 1995 Plan also provides for the grant of non-qualified stock options to purchase 11,250 shares of common stock to each non-employee director of the Company upon his or her first election as a director. The total amount of such common stock which may be issued under awards granted under the 1995 Plan shall not exceed in the aggregate 250,000 shares.

      On September 17, 1997 the Compensation Committee adopted The Eastern Company 1997 Directors Stock Option Plan (the "1997 Plan") which by its terms will expire either on September 16, 2007 or upon any earlier termination date established by the Board of Directors. The 1997 Plan authorizes the granting of non-qualified stock options to purchase shares of common stock to the non-employee directors of the Company. The total amount of such common stock which may be issued under options granted under the 1997 Plan shall not exceed in the aggregate 150,000 shares.

      The purchase price of the shares subject to each option granted under the 1983 and 1989 Plans and each incentive stock option granted under the 1995 Plan may not be less than the fair market value of the shares on the date of grant. The purchase price of shares subject to non-qualified stock options granted under the 1995 and 1997 Plans, and the price which must be paid to acquire a share of restricted stock granted u nder the 1995 Plan, will be set by the Compensation Committee of the Company's Board of Directors. All non-qualified stock options granted to date have required a purchase price equal to 100% of the fair market value of the common stock on the date of the grant.

      Incentive stock options generally may not be granted under the 1983, 1989 or 1995 Plans to any employee who owns more than ten percent (10%) of the Company's voting stock a the time of such grant. Incentive stock options must be exercised within ten years, and non-qualified stock options must be exercised within ten years and one month, after being granted. Moreover, options may not be exercised more thanthree months after termination of employment or termination of service as a director, except in the case of death or disability, in which event the option may be exercised within one year after death or disability. Under the 1995 and 1997 Plans, the three month period is also extended to one year for an optionee who terminates employment or terminates service as a director at or after reaching age sixty-five (65).

     Option/SAR and Long-term Incentive Plan Tables. The following table contains certain information relating to the grants of stock options, the exercise of stock options and the grant of long-term incentive awards during the fiscal year ended January 2, 1999. The company has no stock appreciation rights
(SAR) programs in place.

Options/SAR Grants in Last Fiscal Year (1998)


                                                                                         Potential Realizable Value at
                                                                                         Assumed Annual Rates of
                                                                                         Stock Price Appreciation
                                 INDIVIDUAL GRANTS                                       for Option Term (1)


                            Number of       Percent of
                           Securities    Total Option/SARs
                           underlying       Granted to       Exercise or
                           Option/SAR      Employees in       Base Price   Expiration
  Name                     Granted (#)      Fiscal Year       ($/Share)       Date            5% ($)      10% ($)
  ----                     -----------      -----------       ---------       ----            ------      -------


  Leonard F. Leganza         30,000            100%             $21.00       09/8/08          396,270    1,004,220


  Donald E. Whitmore, Jr.      N/A              N/A               N/A          N/A              N/A         N/A


Note (1): The potential value of the options is based on the assumption that the value of the Company's Common Shares increased by 5 percent and 10 percent, compounded annually, in each year of the ten year term of the option. It is not intended to forecast the possible future appreciation, if any, of the Company's Common Shares.

                              DIRECTOR COMPENSATION

      Each director who is not an employee of the Company ("Outside Director") is paid a director's fee for his services at the rate of $6,000 ($8,000 per year effective in 1999) as well as $1000 for each directors' meeting and $700 for each committee meeting attended. All annual retainer fees and meeting fees paid to non-employee members of the Board of Directors of the Company are paid in Common Shares of the Company rather than in cash in accordance with the Directors Fee Program adopted by the shareholders on March 26, 1997.

  On September 9, 1998, each director who was not an employee of the Company was granted an option to acquire 10,000 Common Shares at an expense price of $21.00 per share, the fair market value of the Common Shares at the date of grant.

                 EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT
                       AND CHANGE IN CONTROL ARRANGEMENTS

      The Company has adopted an unfunded deferred compensation arrangement (the "DCA") for the benefit of Mr. Leganza. The DCA will expire on September 9, 2001. Under the DCA, Mr. Leganza will be entitled to receive severance benefits from the Company at the time of his termination of employment if specified conditions are satisfied. The amount of the severance benefits will depend on whether or not certain performance goals have been achieved and whether or not a change in control of the Company has occurred. If a change in control of the Company has occurred and certain performance goals have been achieved, Mr. Leganza will receive a lump sum severance benefit equal to the sum of 2.0 times his annual base salary plus his incentive bonus payments for the two preceding years. Mr. Leganza will also receive a supplemental severance benefit payable in installments over a five year period, up to the limits on severance benefits imposed by the Internal Revenue Code. On the other hand, if the conditions for the payments described above have not been met but certain other performance goals have been achieved (whether or not a change in control of the Company has occurred), Mr. Leganza will receive a lump sum severance benefit. The amount of the severance benefit will vary, depending on the performance goals that have been achieved, but will not exceed the amount of the lump sum severance benefit described above.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The members of the Compensation Committee during 1998 were Mr. McMillen, Director and former Chairman of the Company, and two other outside directors, John W. Everets and David C. Robinson. The Committee is responsible for setting compensation, the Executive Incentive Plan, stock options and all related matters. The Compensation Committee met four (4) times in 1998.

     The executive compensation program of the Company has been designed to:

        Support a pay for performance policy that differentiates in compensation based upon corporate, business unit and individual performance.

        Motivate key management personnel to achieve strategic business initiatives and reward them for their achievement.

        Provide compensation opportunities which are in line with those offered by comparable companies, thus allowing the Company to compete for and retain talented executives who are critical to the Company's long-term success.

        Align the interests of executives with the long-term interests of shareholders through award opportunities that can result in the ownership of common stock.

      At present, the executive compensation program is comprised of salary, annual cash incentive opportunities and long-term incentive opportunities in the form of stock options and restricted stock.

      As an executive's level of responsibility increases, a greater portion of that individual's potential total compensation opportunity is in the form of the Executive Incentive Plan. Incentives are tied to individual plant and overall corporate profit objectives. In addition, stock options and restricted stock options are granted to increase the motivation for the Company's long term success.

      Effective January 5, 1998, the Compensation Committee increased the salaries paid to Mr. Leonard F. Leganza, President and Chief Executive Officer, and Mr. Donald E. Whitmore, Jr., Executive Vice President and Chief Financial Officer, by 7.1% and 3.7%, respectively based upon the level of achievement in line with the Company's executive compensation program.

   Russell G. McMillen        John W. Everets              David C. Robinson

                   SHAREHOLDER RETURN PERFORMANCE INFORMATION

      The following graph sets forth the Company's cumulative Total Shareholder Return based upon an initial $100 investment made on December 31, 1993 (i.e., stock appreciation plus dividends during the past five fiscal years) compared to the Wilshire 5000 Index and the S&P Manufacturing Diversified Index. The Company manufactures and markets a broad range of locks, latches, fasteners and other security hardware that meets the diverse security and safety needs of industrial and commercial customers. Consequently, while the S&P Manufacturing Diversified Index being used for comparison is a standard index most closely related to the Company, it does not completely represent the Company's products or market applications. The Wilshire 5000 is a market index made up of 5,000 publicly-traded companies, including those having both large and small capitalization.




                (CHART OF CUMULATIVE TOTAL RETURN APPEARS HERE)


                        Dec-93    Dec-94    Dec-95    Dec-96    Dec-97    Dec-98
                        ------    ------    ------    ------    ------    ------
Eastern Co.              $100      $112      $109      $122      $188      $248
Wilshire 5000            $100      $100      $136      $165      $217      $268
S&P  Manufacturing
(Diversified) Index      $100      $104      $146      $201      $239      $277

                             ADDITIONAL INFORMATION

      Any shareholder who intends to present a proposal at the 2000 Annual Meeting of shareholders and desires that it be included in the Company's proxy material must submit to the Company a copy of the proposal on or before November 15, 1999. Any shareholder who intends to present a proposal at the 2000 Annual Meeting but does not wish that the proposal be included in the Company's proxy material must provide notice of the proposal to the Company, in accordance with the terms of the Company's by-laws, no earlier than January 28, 2000 and no later than February 27, 2000.

                             FORM 10-K ANNUAL REPORT

      A copy of the corporation's annual report on Form 10-K as filed with the Securities and Exchange Commission for the fiscal year ended January 2, 1999 will be furnished without charge to shareholders upon written request directed to Donald E. Whitmore, Jr., Secretary, The Eastern Company, 112 Bridge Street, P.O. Box 460, Naugatuck, Connecticut 06770-0460.

                                 OTHER BUSINESS

      Under Connecticut law, no business other than the general purpose or purposes stated in the notice of meeting may be transacted at an annual meeting of shareholders. If any matter within the general purposes stated in the notice of meeting but not specifically discussed herein comes before the meeting or any adjournment thereof, the persons named in the enclosed proxy will vote upon such matter in accordance with their best judgment.

      This Proxy Statement and the above Notice are sent by order of the Board of Directors.


                                        Donald E. Whitmore, Jr.
                                        Secretary

March 15, 1999

                                     PROXY

                              THE EASTERN COMPANY

                  112 Bridge Street, Naugatuck, CT 06770-0460

       THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY




     The undersigned hereby appoints Charles W. Henry and Donald S. Tuttle III, or any one or more of them, true and lawful attorneys and agents, with the power of substitution for the undersigned in his name, place and stead, to vote at the Annual Meeting of Shareholders of The Eastern Company on April 28, 1999 and any adjournments thereof, all shares of common stock of said Company which the undersigned would be entitled to vote, if then personally present, as specified on the reverse side of this card on proposals 1(a), 1(b) and 2 and in their discretion on all other matters coming before the meeting.

            (Important - To be signed and dated on the reverse side)


                                                             -----------
                                                             SEE REVERSE
                                                                 SIDE
                                                             -----------

[X] Please mark
    votes as in
    this example.


    This proxy will be voted as directed by the shareholder but if no choice is specified, it will be voted FOR proposals 1(a), 1(b) and 2.
-------------------------------------------------------------------------------
    The Board of Directors recommends a vote FOR proposals 1(a), 1(b) and 2.
-------------------------------------------------------------------------------
    1(a).  Election of Director for 1-year term:

    Nominee:  D. Robinson

              [ ]     FOR               [ ] WITHHELD
                    NOMINEE                   FROM
                                             NOMINEE

    1(b).  Election of Directors for 3-year terms:

    Nominees:  J. Everets and L. Leganza

              [ ]    FOR               [ ] WITHHELD
                     BOTH                    FROM
                   NOMINEES                NOMINEES

              [ ] ___________________________________________________
              For both nominees except as noted above:

                                         FOR       AGAINST      ABSTAIN
    2.  Approval of the appointment      [ ]         [ ]          [ ]
        of auditors (Ernst &
        Young LLP)
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                           MARK HERE FOR ADDRESS CHANGE [ ]
                                           AND NOTE AT LEFT


Two Signatures Needed if Held Jointly.
(IMPORTANT - FILL IN DATE)

Please sign name(s) exactly as it appears hereon. When signing as attorney, executor, trustee or in other representative capacity, state in full title.



Signature:______________ Date:______ Signature: ______________ Date: _______